Exhibit 5.1

April 30, 2021

Vinco Ventures, Inc.

1 West Broad Street, Suite 1004

Bethlehem, Pennsylvania 18018

RE:	Registration Statement on Form S-1

Gentlemen:

We have acted as counsel to you, Vinco Ventures, Inc., a Nevada corporation, (the “Company”) in connection with the Company’s Registration Statement on Form S-1(the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) in connection with the offering from time to time, pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of 22,281,666 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), consisting of 20,218,534 shares of Common Stock that may be issued from time to time upon exercise of warrants (the “Warrant Shares”) and 2,063,132 shares of Common Stock that may be issued from time to time upon conversion of convertible notes (the “Notes Shares”, and together with the Warrant Shares, the “Shares”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) Articles of Incorporation of the Company, as amended to date, (b) Bylaws of the Company, as amended to date, and (c) the Registration Statement and all exhibits thereto. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

Subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that (i) the Notes Shares, when issued upon exercise of the convertible promissory notes as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable, and (ii) the Warrant Shares, when issued upon the exercise of warrants against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

Our opinion is limited to the federal laws of the United States and Chapter 78 of the Nevada Revised Statutes of the State of Nevada. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. This opinion letter is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name as it appears in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,